CONSENT OF COUNSEL

We hereby consent to the use of our name and to the references to our Firm under the captions “Legal and Accounting Matters” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Prospectus and Statement of Additional Information, respectively, included in the Registration Statement on Form N-2 under the Securities Act of 1933, as amended (the “1933 Act”), of FEG Absolute Access Fund I LLC (formerly, FEG Absolute Access TEI Fund LLC) (File Nos. 333-199556 and 811-22527). This consent does not constitute a consent under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under such captions we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Drinker Biddle & Reath LLP
Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania

July 23, 2018